Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) filed on January 10, 2014 pertaining to the ITI, Inc. 2003 Equity Incentive Plan, as amended, and the Intra-Cellular Therapies, Inc. 2013 Equity Incentive Plan of our report dated June 19, 2013 with respect to the financial statements of Intra-Cellular Therapies, Inc., included in its Registration Statement (Form S-1 No. 333-191238) and related Prospectus, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
McLean, VA
January 10, 2014